EXHIBIT 99.1

Investor Contact:	Media Contact:
Perot Systems Corporation	Perot Systems Corporation
John Lyon	Joe McNamara
phone: (972) 577-6132	phone: (972) 577-6165
fax: (972) 577-6790	fax: (972) 577-4484
John.Lyon@ps.net	Joe.McNamara@ps.net

Perot Systems Corporation
2300 West Plano Parkway
Plano, Texas 75075
972.577.0000
www.perotsystems.com

Perot Systems Announces Executive
Appointments

Plano, TX – September 24, 2004 — Perot Systems Corporation (NYSE: PER) and its board of directors today announced the following executive appointments, effective immediately:

•	Ross Perot, Chairman of the Board, becomes Chairman Emeritus;

•	Ross Perot Jr., President and Chief Executive Officer, becomes Chairman of the Board and remains a senior executive of the company;

•	Peter Altabef, Vice President, General Counsel and Secretary, becomes President and Chief Executive Officer; and

•	Del Williams becomes Vice President, General Counsel and Secretary.

“These changes will allow our leadership team to focus on their strengths, positioning our company for greater levels of growth and success,” said Ross Perot, Jr. “We have enjoyed many accomplishments and now are positioned to build on them.”

As Chairman Emeritus, company and industry founder Ross Perot will continue to guide and advise the company as a member of the board of directors. He will remain available to interact directly with customers and associates. “As our number one salesperson and an inspiration to our entire team, my father remains one of our company’s most valuable assets,” said Mr. Perot, Jr.

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In the role of Chairman, Ross Perot Jr. will remain a Perot Systems senior executive, actively engaged in the company’s strategic growth initiatives and customer activities.

Mr. Perot, Jr. praised the board’s selection of Mr. Altabef as CEO: “Peter is a tremendous leader who has an intimate knowledge of our business and the challenges and opportunities we face. Over more than a decade spent working on every major initiative the company has undertaken, his judgment, decision-making ability and commitment to winning with integrity has won Peter the respect and confidence of the Board and the entire leadership team.”

Mr. Altabef will direct the company’s overall strategy, operations, financial performance and growth as President and Chief Executive Officer. He has also been named to the Perot Systems board of directors.

“I am deeply honored by this appointment,” said Mr. Altabef. “Through the hard work of our thousands of associates, we have laid a solid foundation for Perot Systems’ future. With this team’s continued dedication and hard work, and the continued involvement of Ross Sr. and Ross Jr. in our company, I am excited about what we will accomplish. I look forward to helping us reach our full potential by focusing on teamwork, market-leading service delivery and consistent growth.”

Del Williams, who has been actively involved in Perot Systems’ legal and strategic planning activities as a member of the leadership team for the past four years, will direct the company’s legal operations as Vice President, General Counsel and Secretary.

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Founder Ross Perot Sr. praised the new leadership appointments: “Peter will be an excellent leader for our company and role model for our associates. One of the hallmarks of a great company is that the people at the top are not just managers, but true leaders. Our associates, customers and shareholders can indeed be proud of the people leading our company.”

Conference Call

Perot Systems will host a conference call to discuss the appointments for interested parties on Monday, September 27, 2004 at 1:00 p.m. EDT. Those who would like to participate should go to www.perotsystems.com.

About Perot Systems

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2003 revenue of $1.5 billion. The company has more than 15,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com. This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Please refer to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward-

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looking statements whether as a result of new information, future developments, or otherwise.

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